UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 3, 2006


                          Franchise Capital Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                          333-72392                98-0353403
(State or other jurisdiction           (Commission             (I.R.S. Employer
     of incorporation)                  File Number)            Identification)


     8655 E. Via De Ventura Suite G-217
             Scottsdale, AZ                                         85258
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (480) 355-8142
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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS

On March 31, 2006 the Board of Directors accepted the resignation of Janet Crance as CFO and a member of the Board. Although her resignation from the Board is effective immediately, her position as CFO will be effective once the needed amended filings were completed.

Also on March 31, 2006 the Board of Directors appointed Donald B. Schwall, Jr. to replace Gordon Sales as an outside Director of Franchise Capital Corporation and a member of the audit committee. The Company entered into an Agreement with Mr. Schwall for his services. The Agreement is for a term of one year and pays Mr. Schwall $1,000 per month plus benefits for his services.

Mr. Schwall has spent his entire professional career in the securities industry. Throughout the 1990's he excelled at PaineWebber, Inc. as a trust and trading specialist, managing the sale and reinvestment of large cap corporate executive equity positions. In 1999 he moved to San Francisco, CA and soon founded eMerge Solutions, Inc., a securities and business development firm focused on assisting small cap and emerging growth companies. By combining analysis and research the company provides strong strategic counsel to enhance client access to U.S. and international capital markets. eMerge Solutions deploys these disciplines and resources across a range of financial communications scenarios including initial public offerings, merger-and-acquisition communications and strategic positioning.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 10: Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date: April 3, 2006

                              Franchise Capital Corporation

                              By: /s/ Edward C. Heisler
                                 ----------------------------------
                                 Edward C. Heisler, Chairman & CEO